CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our reports dated December 14, 2001 with respect to Dreyfus Premier Core Bond Fund, Dreyfus High Yield Securities Fund, Dreyfus Premier Strategic Income Fund and Dreyfus Premier Corporate Bond Fund, which is incorporated by reference in this Registration Statement (Form N-1A 33-7172 and 811-4748) of Dreyfus Premier Fixed Income Funds.







                                        ERNST & YOUNG LLP


New York, New York
August 13, 2002